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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No. 1 on Form S-3 (No. 333-39260) to Registration Statement on Form S-1 and related Prospectus of Golden Telecom, Inc. for the registration of 2,145,633 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 2001, with respect to the consolidated financial statements and schedule of Golden Telecom, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young (CIS) Limited

Moscow, Russia
April 25, 2001